Sub-Item 77Q1(g)
Copies of agreements relevant to Sub-Item 77M
333-207814, 811-23112
Form of Agreement and Plan of Reorganization and Termination ("Agreement 1") among Janus Detroit Street Trust (the "Trust"), on behalf of Janus Velocity Tail Risk Hedged Large Cap ETF,
ALPS ETF Trust, on behalf of its series with the same name, and solely with respect to paragraph 6 of Agreement 1, Janus Capital Management LLC, is incorporated herein by reference to Exhibit
(4) to Form N-14/A, filed on June 8, 2016, accession number 0001193125-16-616676 (File No. 333-210527). Since the filing thereof, Agreement 1 has been signed by Michelle Rosenberg, Byron Hittle and Thomas A. Carter.

Form of Agreement and Plan of Reorganization and Termination ("Agreement 2") among the Trust, on behalf of Janus Velocity Tail Risk Hedged Large Cap ETF, ALPS ETF Trust, on behalf of its series with the same name, and solely with respect to paragraph 6 of Agreement 2, Janus Capital Management LLC, is incorporated herein by reference to Exhibit (4) to Form N-14/A, filed on June
8,  2016,   accession   number   0001193125-16-616676   (File  No.
333-210527). Since the filing thereof, the agreement has been signed by Michelle Rosenberg, Byron Hittle and Thomas A.
Carter.